Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Contacts:

Henri Van Parys            Cindy Williams

Corporate Communications Manager             Investor Relations Manager

727.214.3411, ext. 4136              727.214.3411, ext. 4160

henri.vanparys@FADV.com        clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE SECOND QUARTER OF 2007

ST. PETERSBURG, Fla., July 25, 2007—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the second quarter ended June 30, 2007.

First Advantage reported net income of $18.3 million (31 cents per diluted share) for the quarter ended June 30, 2007, compared with net income of $16.6 million (29 cents per diluted share) for the quarter ended June 30, 2006.

Total revenue for the company was $221.0 million and $205.1 million for the quarters ended June 30, 2007 and June 30, 2006, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (adjusted EBITDA) were $48.8 million and $46.6 million for the quarters ended June 30, 2007 and 2006, respectively.

“This quarter, we continue to see the benefits of our strategic growth initiatives”, said Anand Nallathambi, president and chief executive officer. “Our Employer Services segment had solid revenue growth during the second quarter as a result of international cross-sell initiatives, product expansion and enhanced operational efficiencies. Although we experienced some volatility in the mortgage industry, our Lender Services segment continues to perform well as the result of increased market share and product mix.

“Margins were improved in our Data Services, Multifamily Services and Investigative and Litigation Support Services segments from the second quarter of last year. As for our Dealer Services segment, the subprime automotive lead processing business continues to face challenges due to market conditions and reorganization of the operations. The automotive credit portion, the bigger piece of the segment’s business, produced consistent growth in credit transactions as a result of increasing market share.”

First Advantage Corporation Reports Operating Results for the Second Quarter of 2007

First Advantage’s second quarter 2007 results will be discussed in more detail on Wednesday, July 25, 2007, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.791.1856 within the U.S. and 773.799.3727 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through August 8, 2007, by dialing 866.501.2958 within the U.S., or 203.369.1826 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

First Advantage Corporation Reports Operating Results for the Second Quarter of 2007

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Service revenue	$207,353	$191,740	$409,240	$372,959
Reimbursed government fee revenue	13,618	13,383	27,819	26,512

Total revenue	220,971	205,123	437,059	399,471

Cost of service revenue	60,830	59,153	122,018	115,742
Government fees paid	13,618	13,383	27,819	26,512

Total cost of sales	74,448	72,536	149,837	142,254

Gross margin	146,523	132,587	287,222	257,217

Salaries and benefits	65,850	58,746	139,820	117,380
Facilities and telecommunications	8,117	7,529	16,142	14,580
Other operating expenses	27,541	23,500	53,790	46,051
Depreciation and amortization	10,737	9,518	21,182	18,728

Income from operations	34,278	33,294	56,288	60,478

Interest (expense) income:
Interest expense	(3,097)	(3,250)	(6,323)	(6,491)
Interest income	311	162	652	302

Interest (expense) income, net	(2,786)	(3,088)	(5,671)	(6,189)

Equity in earnings of investee	670	551	1,450	660

Income before income taxes and minority interest	32,162	30,757	52,067	54,949
Provision for income taxes	13,346	13,387	21,448	23,887

Income before minority interest	18,816	17,370	30,619	31,062
Minority interest	469	733	1,029	1,680

Net income	$18,347	$16,637	$29,590	$29,382

Per share amounts:
Basic earnings per share	$.31	$.29	$.50	$.52

Basic weighted-average shares outstanding	58,954	57,730	58,665	56,868

Diluted earnings per share	$.31	$.29	$.50	$.51

Diluted weighted-average shares outstanding	59,445	57,929	59,130	58,019

EBITDA and adjusted EBITDA calculation:
Net income	$18,347	$16,637	$29,590	$29,382
Provision for income taxes	13,346	13,387	21,448	23,887
Minority interest	469	733	1,029	1,680
Interest expense	3,097	3,250	6,323	6,491
Depreciation and amortization	10,737	9,518	21,182	18,728

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$45,996	$43,525	$79,572	$80,168
Share based compensation expense	2,846	3,112	8,903	5,962

Adjusted EBITDA	$48,842	$46,637	$88,475	$86,130

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

First Advantage Corporation Reports Operating Results for the Second Quarter of 2007

Segment Financial Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2007	2006	2007	2006
Service revenue

Lender Services	$42,833	$45,649	$88,470	$90,951
Data Services	38,694	35,278	78,736	71,159
Dealer Services	29,877	31,168	59,644	60,797
Employer Services	57,823	46,840	112,521	86,502
Multifamily Services	19,676	18,759	37,281	35,452
Investigative & Litigation Support Services	18,940	15,069	34,238	30,115
Corporate	(490)	(1,023)	(1,650)	(2,017)

Consolidated	$207,353	$191,740	$409,240	$372,959

Income (Loss) from operations
Lender Services	$11,686	$14,385	$24,342	$27,866
Data Services	10,995	9,267	22,716	18,902
Dealer Services	3,576	4,973	7,088	8,901
Employer Services	6,799	5,663	11,910	8,001
Multifamily Services	5,866	4,886	10,180	8,090
Investigative & Litigation Support Services	4,430	3,087	6,616	6,156
Corporate	(9,074)	(8,967)	(26,564)	(17,438)

Consolidated	$34,278	$33,294	$56,288	$60,478

Operating margin percentage of service revenue
Lender Services	27.28%	31.51%	27.51%	30.64%
Data Services	28.42%	26.27%	28.85%	26.56%
Dealer Services	11.97%	15.96%	11.88%	14.64%
Employer Services	11.76%	12.09%	10.58%	9.25%
Multifamily Services	29.81%	26.05%	27.31%	22.82%
Investigative & Litigation Support Services	23.39%	20.49%	19.32%	20.44%
Corporate	N/A	N/A	N/A	N/A

Consolidated	16.53%	17.36%	13.75%	16.22%

First Advantage Corporation Reports Operating Results for the Second Quarter of 2007

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2006 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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